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                                                                    EXHIBIT 3(i)


                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           POLAND COMMUNICATIONS, INC.


                         (Pursuant to Section 807 of the
                       New York Business Corporation Law)


IT IS HEREBY CERTIFIED THAT:


FIRST:    The name of the Corporation is:

          POLAND COMMUNICATIONS, INC. (hereinafter the "Corporation"). The name under which the Corporation was formed is Servus Management Corporation of New York.

SECOND: The original Certificate of Incorporation was filed by the Department of State on August 27, 1982.

THIRD: The following amended and restated Certificate of Incorporation amends the following Articles of the Corporation's original Certificate of Incorporation as modified by the first amended Certificate, which was filed with the Secretary of State of New York on January 25, 1985, the restated Certificate which was filed with the Secretary of State of New York on April 17, 1991, the amended Certificate which was filed with the Secretary of State of New York on June 24, 1991, the restated Certificate which was filed with the Secretary of State of New York on March 27, 1996, the amended Certificate which was filed with the Secretary of State of New York on October 23, 1996, the amended Certificate which was filed with the Secretary of State of New York on May 13, 1997, the amended Certificate which was filed with the Secretary of State of New York on December 31, 1997, the restated Certificate which was filed with the Secretary of State of New York on August 4, 1998, and the Certificate of Amendment which was filed with the Secretary of State of New York on March 20, 2000: Article VII is amended to change the number of directors on the Board of Directors to three (3).

FOURTH: The restatement of the Certificate of Incorporation herein provided for was authorized, pursuant to sections 803 and 615(a) of the New York Business Corporation Law, by the unanimous written consent of the Board of Directors of the Corporation, followed by the unanimous written consent,


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          setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon.

FIFTH: To accomplish the amendment described above, Article VII is hereby amended to read as set forth in the same numbered Article of the Certificate of Incorporation of the Corporation as hereafter restated.

SIXTH: The text of the Certificate of Incorporation of the Corporation is hereby restated as further amended or changed herein to read as follows:


                                    ARTICLE I

                               NAME OF CORPORATION

     The name of the Corporation is Poland Communications, Inc.


                                   ARTICLE II

                                     PURPOSE

     To engage in any lawful act or activity for which Corporations may be organized under the Business Corporation Law, provided that the Corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.


                                   ARTICLE III

                                CORPORATE OFFICE

     The office of the Corporation is to be located in the County of Albany, State of New York.


                                   ARTICLE IV

                                AUTHORIZED SHARES

     SECTION 1. AUTHORIZED. The aggregate number of shares which the Corporation is authorized to issue is sixty three thousand (63,000), of which twenty seven thousand (27,000) shares are authorized for common stock, par value one cent (U.S. $0.01) per share ("Common Stock"), four thousand (4,000) shares are authorized for Series A Preferred Stock, par value of one cent (U.S. $0.01) per share, two thousand


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(2,000) shares are authorized for Series C Preferred Stock, par value of one cent (U.S. $0.01) per share, and thirty thousand (30,000) shares are authorized for debenture stock, par value one hundredth of a cent (U.S. $0.0001) per share. The Common Stock, two series of Preferred Stock and the Debenture Stock shall have the voting rights, designations, preferences, qualifications, privileges, limitations, options and other rights as follows:


     SECTION 2. COMMON STOCK.


     A. VOTING RIGHTS. The holders of Common Stock shall be entitled to one (1) vote per share on all matters submitted to the shareholders of the Corporation.

     B. DIVIDEND PROVISIONS. The holders of shares of Common Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors.

     SECTION 3. SERIES A PREFERRED STOCK.

     A. VOTING RIGHTS. The holders of Series A Preferred Stock shall not be entitled to vote on any matters submitted to the shareholders of the Corporation, except as otherwise required by applicable law.

     B. DIVIDEND PROVISIONS. The holders of shares of Series A Preferred Stock shall not be entitled to receive dividends.

     C. REDEMPTION.

          (1) Mandatory Redemption. On September 30, 2004, the Corporation shall be required to redeem the Series A Preferred Stock (the "Series A Redemption Date").

          (2) Optional Redemption. At the option of the Corporation, the Series A Preferred Stock may be redeemed at any time, in whole or in part. The Corporation may exercise said option by providing notice of redemption in accordance with Article IV, Section 3(C)(4).

          (3) Redemption Price. The redemption price per share of Series A Preferred Stock to be paid upon a redemption under this Section 3(C) shall be ten thousand dollars (U.S. $10,000) (the "Series A Redemption Price"). The Series A Redemption Price shall be adjusted proportionately in the event the Series A Preferred Stock is adjusted into a lesser number of shares or subdivided into a greater number of shares.

          (4) Redemption Notice. Notice of any redemption pursuant to this
          Section 3(C) shall be given by the Corporation by mailing notice (the "Series A Redemption Notice"), via registered or certified mail, postage


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          prepaid, or by hand delivery to the holders of record of the Series A
          Preferred Stock (as of the close of business on the business day next preceding the day on which the Series A Redemption Notice is given) at their respective addresses as the same shall appear on the stock books of the Corporation, not less than 30 days nor more than 60 days prior to the date of such redemption and the Series A Redemption Notice shall state the time and place fixed for such redemption.

          (5) Surrender of Certificates. Upon surrender of a certificate or certificates representing shares to be redeemed pursuant to this
          Section 3(C), the Corporation shall remit an amount equal to the product of (i) the Series A Redemption Price, times (ii) the number of shares of Series A Preferred Stock to be redeemed. If fewer than all of the shares represented by any such certificate or certificates presented for redemption are to be redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder. If so required by the Corporation, any certificate for Series A Preferred Stock surrendered for redemption shall be accompanied by instruments of transfer, duly executed by the holder of such Series A Preferred Stock or his duly authorized representative.

          (6) Rights After the Series A Redemption Date. From and after the close of business on the Series A Redemption Date, unless there shall have been a default in the payment of the redemption price, all rights of holders of shares of Series A Preferred Stock redeemed pursuant to
          Section 3(C) shall cease with respect to such shares, and thereafter such shares shall not be deemed to be outstanding for any purposes whatsoever.

          (7) Cancellation of Redeemed Shares. Any shares of Series A Preferred Stock that shall at any time have been redeemed or repurchased by the Corporation shall, after such redemption or repurchase, be cancelled by the Corporation and shall not be available for reissuance.

     SECTION 4. SERIES C PREFERRED STOCK.

          A. VOTING RIGHTS. The holders of Series C Preferred Stock shall not be entitled to vote on any matters submitted to the shareholders of the Corporation, except as otherwise required by applicable law.

          B. DIVIDEND PROVISIONS. The holders of shares of Series C Preferred Stock shall not be entitled to receive dividends.

     C. MANDATORY REDEMPTION.

          (1) Mandatory Redemption. On September 30, 2004, the Corporation shall be required to redeem the Series C Preferred Stock (the "Series C

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          Redemption Date"). Prior to the mandatory redemption of the Series C
          Preferred Stock, if no IPO Closing has occurred by such date, all of the Series A Preferred Stock shall have been exchanged, repurchased or redeemed in full or otherwise cancelled. The "IPO Closing" shall mean the closing of an underwritten public offering of shares to be listed on the New York Stock Exchange or the American Stock Exchange, or to be quoted on the National Association of Securities Dealers Automated Quotation System or the National Market System of the National Association of Securities Dealers pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale to the public of at least twenty percent (20%) of the Common Stock of the Corporation outstanding immediately after the IPO Closing or (ii) immediately prior to the closing of a merger or consolidation of the Corporation with or into another corporation or entity which is not an affiliate of the Corporation. For purposes of this Section 4(C)(1), "affiliate of the Corporation" shall mean any person or entity that controls, is controlled by or is under common control with the Corporation.

          (2) Optional Redemption. At the option of the Corporation, the Series C Preferred Stock may be redeemed at any time, in whole or in part, provided that before any shares of Series C Preferred Stock may be redeemed, the Series A Preferred Stock shall have been exchanged, repurchased or redeemed in full or otherwise cancelled. The Corporation shall exercise said option by providing notice of redemption in accordance with Section 4(C)(4).

          (3) Redemption Price. The redemption price per share of Series C Preferred Stock to be paid upon a redemption under this Section 4(C) shall be equal to ten thousand dollars (U.S. $10,000) (the "Series C Redemption Price"). The Series C Redemption Price shall be adjusted proportionately in the event the Series C Preferred Stock is adjusted into a lesser number of shares or subdivided into a greater number of shares.

          (4) Redemption Notice. Notice of any redemption pursuant to this
          Section 4(C) shall be given by the Corporation by mailing notice (the "Series C Redemption Notice"), via registered or certified mail, postage prepaid, or by hand delivery to the holders of record of the Series C Preferred Stock (as of the close of business on the business day next preceding the day on which the Series C Redemption Notice is given) at their respective addresses as the same shall appear on the stock books of the Corporation, not less than 30 days nor more than 60 days prior to the date of such redemption and the Series C Redemption Notice shall state the time and place fixed for such redemption.

          (5) Surrender of Certificates. Upon surrender of certificate or certificates representing shares to be redeemed pursuant to this
          Section 4(C), the


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          Corporation shall remit an amount equal to the product of, (i) the
          Series C Redemption Price, times (ii) the number of shares of the Series C Preferred Stock to be redeemed. If fewer than all of the shares represented by any such certificate or certificates presented for redemption are to be redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder. If so required by the Corporation, any certificate for Series C Preferred Stock surrendered for redemption shall be accompanied by instruments of transfer, duly executed by the holder of such Series C Preferred Stock or his duly authorized representative.

          (6) Rights After the Series C Redemption Date. From and after the close of business on the Series C Redemption Date, unless there shall have been a default in the payment of the redemption price, all rights of holders of shares of Series C Preferred Stock redeemed pursuant to
          Section 4(C) shall cease with respect to such shares, and thereafter such shares shall not be deemed to be outstanding for any purposes whatsoever.

          (7) Cancellation of Redeemed Shares. Any shares of Series C Preferred Stock that shall at any time have been redeemed or repurchased by the Corporation shall, after such redemption or repurchase, be cancelled by the Corporation and shall not be available for reissuance.

     SECTION 5 DEBENTURE STOCK.

     A. NUMBER AND DESIGNATION. Thirty thousand (30,000) shares of the preferred stock of the Corporation shall be designated as Debenture Stock (the "Debenture Stock").

     B. RANK. The Debenture Stock will rank (i) senior to the common stock of the Corporation (the "Common Stock") and to all other classes of capital stock of the Corporation, including the Corporation's shares of preferred stock outstanding and including those classes of capital stock established after the date hereof, the terms of which expressly provide that such class or series will rank junior as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Corporation (collectively referred to with the Common Stock and the Series C Preferred Stock as "Junior Securities"); (ii) on a parity with each other class of capital stock or series of preferred stock issued by the Corporation the terms of which expressly provide that such class or series will rank on a parity with the Debenture Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Corporation (collectively referred to as "Parity Securities"); and (iii) junior to any classes of capital stock of the Corporation established after the date hereof, the terms of which expressly provide that such class or series will rank senior to the Debenture Stock as to dividend distributions and distributions upon the liquidation, winding up and dissolution of the Corporation (the "Senior Securities"). The respective definitions of Junior Securities, Parity Securities and Senior Securities shall also include any

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rights or options exercisable for or convertible into any of the Junior
Securities, Parity Securities or Senior Securities, as the case may be. The Debenture Stock shall be subject to the issuance of Junior Securities and Parity Securities, but no Senior Securities will be issued by the Corporation without the approval of all the holders of the Debenture Stock.

     C. REDEMPTION. (i) On December 31, 2003 (the "Mandatory Redemption Date"), the Corporation will be required, to the extent the Corporation shall have funds legally available for such payment, to redeem all outstanding Debenture Stock at a Redemption Price equal to the sum of (x) 100% of the issue price of the Debenture Stock and (y) interest of 10% per annum from November 3, 1999, to the date of redemption, compounded annually (the "Redemption Price"). The Corporation will not be required to make sinking fund payments with respect to the Debenture Stock.

          (ii) Debenture Stock which has been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of New York) have the status of unauthorized and unissued shares of the class of preferred stock undesignated as to series and may be redesignated and reissued as part of any series of the preferred stock; PROVIDED that no such issued and reacquired shares of preferred stock shall be reissued or sold with the same rights as the Debenture Stock, expect in compliance with the provisions hereof.

          (iii) If the Corporation is unable or shall fail to discharge its obligation to redeem all outstanding shares of Debenture Stock pursuant to paragraph 3(a) (the "Mandatory Redemption Obligation"), the Mandatory Redemption Obligation shall be discharged as soon as the Corporation is able to discharge such Mandatory Redemption Obligation. If and so long as any Mandatory Redemption Obligation with respect to the Debenture Stock shall not be fully discharged, the Corporation shall not (a) directly or indirectly, redeem, purchase, or otherwise acquire any Parity Security or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Parity Securities (except in connection with a redemption, sinking fund or other similar obligation to be satisfied PRO RATA with the Debenture Stock) or (b) declare or make any distribution on any Junior Securities, or, directly or indirectly, discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of the Junior Securities. Interest shall accrue on the unpaid Redemption Price, or any portion thereof, at 10% per annum.

     D. PROCEDURE FOR REDEMPTION. (i) In the event that fewer than all the outstanding shares of Debenture Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board and the shares to be redeemed shall be selected by lot or PRO RATA (with any fractional shares being rounded to the nearest whole share) as may be determined by the Board.


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          (ii) In the event the Corporation shall redeem Debenture Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation on the date of such mailing; PROVIDED that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any of the Debenture Stock to be redeemed except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (x) the redemption date; (y) the number of shares of Debenture Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder; (z) the redemption price; and (aa) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

          (iii) Notice having been mailed as aforesaid, from and after the redemption date (unless the Corporation defaults in the payment of the redemption price of the shares called for redemption), all rights of the holders of such Debenture Stock (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the Redemption Price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued, representing the unredeemed shares, without cost to the holder thereof.

     E. VOTING RIGHTS. The holders of Debenture Stock shall not be entitled to any voting rights, except as provided by law; provided, however, that no Senior Securities shall be issued by the Corporation, and no debts for borrowed money shall be created or established by the Corporation, without the approval of all of the holders of the Debenture Stock.

     F. OTHER REMEDIES FOR DEFAULT. If the Corporation fails to redeem the Debenture Stock on any scheduled redemption date, holders thereof shall be entitled to any and all other customary creditors' rights available under New York law.

     G. GENERAL PROVISIONS. (i) The term "outstanding", when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary of the Corporation.

          (ii) The headings of the paragraphs, subparagraphs, clauses and subclauses of this Certificate of Designations are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

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          (iii) Each holder of Debenture Stock, by acceptance thereof, acknowledges and agrees that payments of the Redemption Price and repurchase of such securities by the Corporation are subject to restrictions on the Corporation contained in certain credit and financing agreements.

     H. COLLATERAL. In order to secure the due and punctual payment of the Redemption Price on the Debenture Stock when and as the same shall be due and payable, as well as performance of all other obligations of the Company to the holders of the Debenture Stock, the Company will, pursuant to a Pledge Agreement to be entered into between the Company and the holders of Debenture Stock make an assignment of its right, title and interest in and to the Pledged Collateral (as such term is defined in such Pledge Agreement) to the holders of Debenture Stock and to the extent therein provided. Each holder of Debenture Stock, by its acceptance of Debenture Stock, consents, agrees to and becomes a party to the terms of the Pledge Agreement (including, without limitation, the provisions providing for foreclosure and release of Pledged Collateral) as the same may be in effect or may be amended from time to time in accordance with the terms thereof and hereof. The Company (a) will forever warrant and defend the title to the Pledged Collateral against the claims of all persons whatsoever, (b) will execute, acknowledge and deliver to the holders of Debenture Stock such further assignments, transfers, assurances or other instruments, and (c) will do or cause to be done all such acts and things as may be necessary or proper, in each case to assure and confirm to the holders the security interest in the Pledged Collateral contemplated hereby and by the Pledge Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of the Debenture Stock secured hereby, according to the intent and purposes herein expressed. The Company shall take, or cause Poland Cablevision (Netherlands) B.V. to take, any and all actions reasonably required to cause the Pledge Agreement to create and maintain, as security for the obligations of the Company arising under the Debenture Stock and the Pledge Agreement, a valid and enforceable first priority lien in and on the Pledged Collateral, in favor of the holders, subject only to the holders of the Company's outstanding 9 7/8% Senior Notes and 9 7/8% Series B Senior Notes being equally and ratably secured herewith.

     SECTION 6. LIQUIDATION PREFERENCES OF PREFERRED STOCK.

     A. Subject to Section 6(B) and Section 5(B), upon the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provisions for the payment of the debts and other liabilities of the Corporation, the assets then available for distribution to the shareholders shall be distributed subject to Section 5(B) as follows:

          (1) First to the holders of the Series A Preferred Stock, to the extent available, in an amount equal to $10,000.00 per share (the "Series A


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          Liquidation Preference"), but if the funds available therefor are insufficient, then to the holders of Series A Preferred Stock on a pro rata basis in accordance with the number of shares held by each holder.

          (2) Second to the holders of the Series C Preferred Stock, to the extent available, in an amount equal to $10,000.00 per share (the "Series C Liquidation Preference"), but if the funds available therefor are insufficient, then to the holders of Series C Preferred Stock on a pro-rata basis in accordance with the number of shares held by each holder.

          (3) After distribution in accordance with clauses (1) and (2) above, all remaining assets available for distribution to the shareholders shall be distributed to the holders of shares of the outstanding Common Stock on a pro rata basis in accordance with the number of shares held by each holder.

     B. Upon the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation that occurs after the IPO Closing, after payment or provisions for the payment of the debts and other liabilities of the Corporation, the assets then available for distribution to the shareholders shall be distributed as follows: first, an amount equal to the aggregate Series A Liquidation Preference and Series C Liquidation Preference for all outstanding shares of Series A Preferred Stock and Series C Preferred Stock, respectively, shall be distributed pro rata among all holders of the Series A Preferred Stock and the Series C Preferred Stock based on the number of shares held by each holder; second, all remaining assets available for distribution to the shareholders shall be distributed to the holders of the outstanding Common Stock on a pro rata basis in accordance with the number of shares held by each holder.

     C. Notwithstanding the foregoing, the Series A Liquidation Preference or the Series C Liquidation Preference, as the case may be, shall be adjusted proportionately in the event that the number of shares of such series of preferred stock is adjusted into a lesser number of shares or adjusted into a greater number of shares.

                                    ARTICLE V

                 AGENT FOR SERVICE OF PROCESS; REGISTERED AGENT

     The Secretary of State is designated as agent of the Corporation upon whom process against it may be served. The post office address to which the




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Secretary of State shall mail a copy of any process against the Corporation served upon him is:

                           Corporation Service Company
                                 80 State Street
                                    6th Floor
                             Albany, New York 12207

Corporation Service Company is hereby designated as the Corporation's Registered Agent, the agent upon whom process may be served. Corporation Service Company's post office address is:

                                 80 State Street
                                    6th Floor
                             Albany, New York 12207

                                   ARTICLE VI

                                PREEMPTIVE RIGHTS

     No shareholder of the Corporation shall have preemptive rights to acquire shares of the Corporation, and such rights are specifically denied by this
Article VI.


                                   ARTICLE VII

                                    DIRECTORS

     The Board of Directors of the Corporation shall consist of three (3) directors, unless a different number shall be established by amendment to this Certificate of Incorporation.


                                  ARTICLE VIII

                         LIMITED LIABILITY OF DIRECTORS

     No director of the Corporation shall have liability for monetary damages for breach of duty as a director if such breach did not (A) involve a knowing and culpable violation of law by the director; (B) enable the director or an Associate (as defined herein) to receive an improper personal economic gain; (C) show a lack of good faith and a conscious disregard for the duty of the director to the Corporation under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the Corporation; (D) constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the Corporation; or (E) create liability under an applicable provision of the laws of the State of New York which cannot be limited or made inapplicable by this Article. For purposes hereof, "Associate" of a director means (A) any corporation or organization of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of voting stock; (B) any trust or other estate in which such person has at least


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a ten percent beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (C) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person.


                                   ARTICLE IX

                                 INDEMNIFICATION

     SECTION 1. DEFINITIONS. As used in this Article IX:

     A. "Agent" means any person who is or was an agent of the Corporation and any person who, while an agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another Enterprise.

     B. "Corporation" includes any domestic or foreign predecessor entity of the Corporation in a merger, consolidation or other transaction in which the predecessor's existence ceased upon consummation of such transaction.

     C. "Director" means any person who is or was a director of the Corporation and who, while a director of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another Enterprise or as a fiduciary of an employee benefit plan or trust maintained for the benefit of employees of the Corporation or employees of any other Enterprise.

     D. "Eligible Outside Party" means any person who, although not a shareholder, director, officer, employee or agent of the Corporation, is or was serving solely at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another Enterprise.

     E. "Employee" means any person who is or was an employee of the Corporation and any person who, while an employee of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another Enterprise or as a fiduciary of an employee benefit plan or trust maintained for the benefit of employees of the Corporation or employees of any other Enterprise.

     F. "Enterprise" means any other foreign or domestic Corporation, partnership, joint venture, trust or other enterprise, other than an employee benefit plan or trust.

     G. "Expenses" include attorneys' fees.

     H. "Officer" means any person who is or was an officer of the Corporation and any person who, while an officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another


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Enterprise or as a fiduciary of an employee benefit plan or trust maintained for the benefit of employees of the Corporation or employees of any other
Enterprise.

     I. "Party" includes a person who was, is, or is threatened to be made, a defendant or respondent in a proceeding.

     J. "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and shall include any appeal therein.

     K. "Shareholder" means any person who is or was a shareholder of the Corporation and any person who, while a shareholder of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another Enterprise.

     SECTION 2. SCOPE OF INDEMNIFICATION.

     A. Except as otherwise provided in this Article IX or in the laws of the State of New York, the Corporation shall indemnify any person made a Party to any Proceeding, other than an action by or in the right of the Corporation, by reason of the fact that he, or the person whose legal representative he is, is or was a shareholder, director, officer, employee or agent of the Corporation, or an Eligible Outside Party, against judgments, fines, penalties, amounts paid in settlement and reasonable Expenses actually incurred by him, and the person whose legal representative he is, in connection with such Proceeding. The Corporation shall not so indemnify any such person unless (1) such person, and the person whose legal representative he is, was successful on the merits in the defense of any proceeding referred to in this subsection, or (2) it shall be concluded as provided in subsection C of this Section 2 that such person, and the person whose legal representative he is, acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation, or in the case of a person serving as a fiduciary of an employee benefit plan or trust, either in the best interests of the Corporation or in the best interests of the participants and beneficiaries of such employee benefit plan or trust and consistent with the provisions of such employee benefit plan or trust and, with respect to any criminal action or proceeding, that they had no reasonable cause to believe his conduct was unlawful, or (3) the court, on application as provided in subsection D of this Section 2, shall have determined that in view of all circumstances such person is fairly and reasonably entitled to be indemnified, and then for such amount as the court shall determine; except that, in connection with an alleged claim based upon his purchase or sale of securities of the Corporation or another Enterprise, which he serves or served at the request of the Corporation, the Corporation shall only indemnify such person after the court shall have determined, on application as provided in subsection D of this Section 2, that in view of all the circumstances such person is fairly and reasonably entitled to be indemnified, and then for such amount as the court shall determine. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith or in a manner which he did not reasonably believe to be in the best


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interests of the Corporation or of the participants and beneficiaries of such employee benefit plan or trust and consistent with the provisions of such employee benefit plan or trust, or, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

     B. Except as otherwise provided in this Article IX or in the laws of the State of New York, the Corporation shall indemnify any person made a Party to any Proceeding, by or in the right of the Corporation, to procure a judgment in its favor by reason of the fact that he, or the person whose legal representative he is, is or was a Shareholder, director, officer, employee or agent of the Corporation, or an Eligible Outside Party, against reasonable Expenses actually incurred by him in connection with such proceeding in relation to matters as to which such person, or the person whose legal representative he is, is finally adjudged not to have breached his duty to the Corporation, or where the court, on application as provided in subsection D of this Section 2, shall have determined that in view of all the circumstances such person is fairly and reasonably entitled to be indemnified, and then for such amount as the court shall determine. The Corporation shall not so indemnify any such person for amounts paid to the Corporation, to a plaintiff or to counsel for a plaintiff in settling or otherwise disposing of a Proceeding which is settled or otherwise disposed of without court approval.

     C. The conclusion provided for in subsection A of this Section 2 may be reached by any one of the following: (1) The Board of Directors of the Corporation by a consent in writing signed by a majority of those directors who were not Parties to such Proceeding; (2) independent legal counsel selected by a consent in writing signed by a majority of those directors who were not Parties to such Proceeding; (3) in the case of any Employee or Agent who is not an officer or Director of the Corporation, the Corporation's general counsel with respect to any matter for which the amount to be indemnified hereunder is less than $100,000; or (4) the shareholders of the Corporation by the affirmative vote of at least fifty-five percent (55%) of the voting power of shares not owned by Parties to such Proceeding, represented at an annual or special meeting of Shareholders, duly called with notice of such purpose stated. Such person shall also be entitled to apply to a court for such conclusion, upon application as provided in subsection D, even though the conclusion reached by any of the foregoing shall have been adverse to him or to the person whose legal representative he is.

     D. Where an application for indemnification or for a conclusion as provided in this Section 2 is made to a court, it shall be made to the court for the judicial district where the principal office of the Corporation is located. The application shall be made in such manner and form as any be required by the applicable rules of the court, or in the absence thereof, by direction of the court. The court may also direct that notice be given in such manner as it may require at the expense of the Corporation to the Shareholders of the Corporation and to such other persons as the court may designate. In the case of an application to a court in which a Proceeding is pending in which the person seeking indemnification is a Party by reason of the fact that he, or the person whose legal representative he is, is or was serving at the request of the Corporation as a Director, partner, trustee, Officer, Employee or Agent of another Enterprise, or as a fiduciary of an employee benefit plan or trust maintained for the benefit of employees of any other enterprise, timely notice of such application shall be given by such person to the Corporation.

     E. Expenses which may be indemnifiable under this section incurred in defending a proceeding may be paid by the Corporation in advance of the final disposition of such proceeding as authorized by the Board of Directors upon agreement by or on behalf of the Shareholder, Director, Officer, Employee, Agent or Eligible Outside Party, or his legal representative, to repay such amount if he is later found not to be entitled to indemnification by the Corporation as authorized in this Article IX.

     F. The Corporation shall not indemnify any Shareholder, Director, Officer, Employee, Agent or Eligible Outside Party, other than a Shareholder, Director, Officer, Employee, Agent or Eligible Outside Party who is or was serving at the request of the Corporation as a Director, Officer, partner, trustee, Employee or Agent of another enterprise, against judgments, fines, penalties, amounts paid in settlement and expenses to an extent either greater or less than that authorized in this Article IX. Notwithstanding the foregoing, except as otherwise provided in the laws of the State of New York, the Corporation may procure insurance providing greater indemnification and may share the premium cost with any Shareholder, Director, Officer, Employee, Agent or Eligible Outside Party on such basis as may be agreed upon.

     SECTION 3. VALIDITY. If this Article IX or any portion thereof shall be invalidated on any grounds by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Director, Officer, Employee, Agent and Shareholder of the Corporation as to expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, a grand jury proceeding any action, suit or proceeding by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article IX that shall not have been invalidated, by the Business Corporation Law of New York or by any other applicable law.



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         IN WITNESS WHEREOF, we have subscribed this document as the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.




March 8, 2002



                                                       /s/ Dorothy Hansberry
                                                       -------------------------
                                                        Name: Dorothy Hansberry
                                                        Title: General Counsel
                                                               & Vice President